Exhibit 10.1

DocuSign Envelope ID: A50623F0-C47B-4270-8716-99690779E346 PROMISSORY NOTE Borrower: Lender: Famous Dave's of America, Inc 12701 Whitewater Dr Ste 290 Hopkins, MN 55343-4164 Choice Financial Group Eagan 2640 Eagan Woods Drive Eagan, MN 55121 (651) 289-2222 Principal Amount: $7,225,200.00 SBA LOAN NUMBER. 4924917005. Interest Rate: 1.000% Date of Note: April 29, 2020 PROMISE TO PAY. Famous Dave's of America, Inc ("Borrower") promises to pay to Choice Financial Group ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Million Two Hundred Twenty-five Thousand Two Hundred & 00/100 Dollars ($7,225,200.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum. Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section. PAYMENT. Borrower will pay this loan in accordance with the following payment schedule: Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period. Commencing seven (7) months from the date of first disbursement of this loan, unless fully forgiven prior thereto, Borrower shall pay to Lender monthly principal and interest payments, each in an amount that would fully amortize the unpaid principal balance of this Note over the then remaining term of this Note ("Monthly Installment"). The Monthly Installment shall be due and payable on the same day of each subsequent calendar month. All remaining amounts shall be fully due and payable on the Maturity Date. Notwithstanding the foregoing, if the Monthly Installment falls on a day of a month that does not exist, the Monthly Installment for any such month shall be due and payable on the last day of such month. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Choice Financial Group, Eagan, 2640 Eagan Woods Drive, Eagan, MN 55121. SBA LOAN PREPAYMENT. Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice. LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment. INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note. DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note: Payment Default. Borrower fails to make any payment when due under this Note. Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower. Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents. False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter. Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. Principal $7,225,200.00 Loan Date 04-29-2020 Maturity 04-29-2022 Loan No 2081727 Call / Coll 4A / C01 Account *** Officer BPF Initials References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

DocuSign Envelope ID: A50623F0-C47B-4270-8716-99690779E346 PROMISSORY NOTE (Continued) Loan No: 2081727 Page 2 This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute. Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower. Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired. Insecurity. Lender in good faith believes itself insecure. Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law. RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph. COLLATERAL. This loan is unsecured. LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure. DRAW PERIOD. The final disbursement on this loan must be made no later than 2 months from the Note Date. PURPOSE OF LOAN. The purpose of the loan: Working Capital under the U.S. Small Business Administration Paycheck Protection Program. PAYROLL PROTECTION PROGRAM. This loan is being made to Borrower pursuant to the Paycheck Protection Program ("Program") administered by the Small Business Administration ("SBA") pursuant to the CARES Act. Pursuant to the Program, all or a portion of this loan may be forgiven if Borrower uses the proceeds of the loan for its payroll costs and other expenses in accordance with the requirements of the Program. It is the obligation of Borrower to comply with the Program to obtain loan forgiveness. If the loan is not fully forgiven, Borrower will remain liable for the full and punctual payment and satisfaction of the remaining outstanding principal balance of the loan plus accrued but unpaid interest. ASSIGNMENT AND AGREEMENT TO MAKE CHANGES TO THIS NOTE. This Note is assignable by Lender without the consent of Borrower. Borrower acknowledges that in order to disburse the loan proceeds to Borrower at the earliest possible time under the Program, Lender has prepared this Note based on its current understanding of the Program and the terms thereof. Borrower agrees that, if Lender deems it necessary or appropriate to amend this Note in any respect in order for this Note to comply with the requirements of the Program or for the SBA to guarantee all or any portion of the amounts outstanding under this Note, Borrower will sign and deliver to Lender any amendment to this Note or a new note in replacement of this Note, with the terms of any amendment or new Note retroactive to the date of this Note. Borrower will also execute any additional documents or provide additional documentation and information the Lender requests that Lender believes is consistent with the purposes of the Program. RELEASE. This loan is contingent upon SBA acceptance and approval. Borrower agrees to release and hold Lender harmless from any liability that may arise from SBAs administration of the Paycheck Protection Program (PPP), including, but not limited to, TERMINATION THEREOF OR rejection OR failure to accept ANY REQUIRED DOCUMENTATION, including this note. ERRORS AND OMISSIONS. Borrower agrees to cooperate with any request by Lender to adjust or modify this Note or other documents relating

DocuSign Envelope ID: A50623F0-C47B-4270-8716-99690779E346

Loan No: 2081727 PROMISSORY NOTE (Continued) Page 3

to this debt deemed necessary, in the sole discretion of the Lender, including to enable Lender to sell convey, seek guaranty or market this loan to any entity, including, but not limited to, the SBA.

CERTIFICATION ACKNOWLEDGEMENT. Borrower hereby acknowledges that all representations, authorizations, and certifications required to be executed by Borrower in the PPP application submitted by Borrower in anticipation of this loan have been duly executed and remain, to the best of Borrower's knowledge, true and accurate.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Choice Financial Group, Eagan, 2640 Eagan Woods Drive, Eagan, MN 55121.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. In addition, Lender shall have all the rights and remedies provided in the related documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender's right to declare a default and to exercise its rights and remedies. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

SECTION DISCLOSURE. To the extent not preempted by federal law, this loan is made under Minnesota Statutes, Section 334.01.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

FAMOUS DAVE'S OF AMERICA, INC

DocuSigned by:
By: Jeffrey Crivello 4/30/2020 | 8:17:30 PM CDT
247DEC118739425
Jeffrey Crivello, CEO of Famous Dave's of America, Inc

LENDER:

CHOICE FINANCIAL GROUP

DocuSigned by:
X Bryan P Frandrup 4/30/2020 | 8:13:50 PM CDT
2DB1E2AA8B96481...
Bryan P Frandrup, SVP, Commercial Loan Officer

LaserPro, Ver. 19.3.0.038 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - MN C:\Laserpro\CFI\LPL\D20.FC TR-11113 PR-52